Exhibit 4.2
ZQ|00000008|CIRB|P01|CUS|C0000000094|*COYI|00530200|0058

230323

10.0% Series A Cumulative	10.0% Series A Cumulative
Perpetual Preferred Stock	Perpetual Preferred Stock

PAR VALUE NONE	THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number	CIRCLE BANCORP	Shares
ZQ00000008	INCORPORATED UNDER THELAWS OF THE STATE OF CALIFORNIA.	**13******************** ***13******************* ****13****************** *****13***************** ******13****************

This Certifies that		CUSIP 17254A 20 3
SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of	**THIRTEEN**	TRANSFER OF THIS CERTIFICATE IS RESTRICTED SEE LEGEND ON REVERSE SIDE.

SHARES OF 10.0% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK OF

CIRCLE BANCORP, a California corporation, hereinafter designated the “Corporation,” transferable on the share register of the Corporation upon surrender of this certificate properly endorsed or assigned.

This Certificate and the shares represented thereby shall be held subject to all of the provisions of the Articles of Incorporation, Bylaws, and Certificate of Determination of the Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of the Corporation’s Articles of Incorporation, Bylaws and Certificate of Determination were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

Any shareholder may obtain from the office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by the Corporation’s Articles of Incorporation, Bylaws and Certificate of Determination.

These shares are redeemable in accordance with the terms of the Certificate of Determination and are subject to transfer restrictions.

WITNESS THE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

	DATED	10-MAR-2010

COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR,
Chief Executive Officer

Secretary	By
AUTHORIZED SIGNATURE